EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of NTL Incorporated, for the registration of 1,350,000 shares of its Common Stock (including Series A Junior Participating Preferred Stock Purchase Rights) pertaining to the NTL Incorporated Nonqualified Stock Option Agreements, of our report dated March 27, 1997, with respect to the consolidated financial statements and schedule of NTL Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission, that has been incorporated by reference in the Registration Statements (Forms S-8 Nos.; 33-55448, 33-78848 and 333-13007) dated December 7, 1992, May 12, 1994 and September 26, 1996, respectively.

                                                   /s/ Ernst & Young LLP
                                                   ERNST & YOUNG LLP

New York, New York
January 21, 1998




















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